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                                                                    Exhibit 4.7

                         STANDARD TRUST AGREEMENT TERMS

                                 WITH RESPECT TO

                          HARTFORD LIFE GLOBAL FUNDING

                   SECURED MEDIUM-TERM NOTES AND INCOME NOTES

                               DATED AS OF ___, 2004

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE 1

                                   DEFINITIONS

Section 1.01   Definitions.....................................................1
Section 1.02   Usage of Terms..................................................5
Section 1.03   Section References..............................................6

                                    ARTICLE 2

                                CREATION OF TRUST

Section 2.01   Name of the Trust...............................................6
Section 2.02   Office of the Delaware Trustee; Principal Place of Business.....6
Section 2.03   Statutory Trust.................................................6
Section 2.04   Trust Beneficial Interest.......................................6
Section 2.05   Issuance of the Notes...........................................6
Section 2.06   Acquisition of Funding Agreement................................6
Section 2.07   Security Interest in the Collateral.............................6
Section 2.08   Purposes of the Trust...........................................7
Section 2.09   Title to Collateral.............................................7
Section 2.10   Payment of Trust Expenses.......................................7
Section 2.11   Liability.......................................................7
Section 2.12   Income Tax Treatment; Tax Returns and Reports...................7
Section 2.13   Situs of Trust..................................................8

                                    ARTICLE 3

                                 PAYMENT ACCOUNT

Section 3.01   Payment Account.................................................8

                                    ARTICLE 4

                                TRUST SECURITIES

Section 4.01   Initial Ownership...............................................9
Section 4.02   Notes...........................................................9
Section 4.03   Registration of Transfer of Trust Beneficial Interest...........9
Section 4.04   Persons Deemed Holders of Trust Securities......................9
Section 4.05   Maintenance of Office...........................................9
Section 4.06   Ownership of the Trust Beneficial Interest......................9

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                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

Section 5.01   Delaware Trustee...............................................10
Section 5.02   Trust Beneficial Owner.........................................10

                                    ARTICLE 6

                                DELAWARE TRUSTEE

Section 6.01   General Authority..............................................11
Section 6.02   General Duties.................................................15
Section 6.03   Specific Duties................................................15
Section 6.04   Acceptance of Trust and Duties; Limitation on Liability........16
Section 6.05   Reliance; Advice of Counsel....................................19
Section 6.06   Delegation of Authorities and Duties...........................20
Section 6.07   Compensation; Indemnities......................................20

                                    ARTICLE 7

                    DISSOLUTION, LIQUIDATION AND TERMINATION

Section 7.01   Dissolution Upon the Last Expiration Date......................20
Section 7.02   Termination of Agreement.......................................20
Section 7.03   Liquidation....................................................21

                                    ARTICLE 8

                   SUCCESSOR AND ADDITIONAL DELAWARE TRUSTEES

Section 8.01   Eligibility Requirements for the Delaware Trustee..............21
Section 8.02   Resignation or Removal of the Delaware Trustee.................21
Section 8.03   Successor Delaware Trustee.....................................22
Section 8.04   Merger or Consolidation of Delaware Trustee....................23
Section 8.05   Appointment of Co-Delaware Trustee or Separate
               Delaware Trustee...............................................23
Section 8.06   Delaware Trustee May Own Notes.................................24

                                    ARTICLE 9

                    VOTING; ACTS OF SECURITYHOLDERS; MEETINGS

Section 9.01   Limitations on Voting Rights...................................24
Section 9.02   Meetings of the Trust Beneficial Owner.........................24

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                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

Section 10.01  Limitation on Rights of Securityholders........................25
Section 10.02  Amendment......................................................25
Section 10.03  Notice.........................................................26
Section 10.04  No Recourse....................................................27
Section 10.05  No Petition....................................................27
Section 10.06  Governing Law..................................................27
Section 10.07  Severability...................................................28
Section 10.08  Trust Securities Nonassessable and Fully Paid..................28
Section 10.09  Third-Party Beneficiaries......................................28

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                         STANDARD TRUST AGREEMENT TERMS

     This document constitutes the Standard Trust Agreement Terms, dated as of [-], 2004, that may be incorporated by reference in one or more Trust Agreements (included in the Omnibus Instrument, as defined below) by and between the Delaware Trustee and the Administrator and the Trust Beneficial Owner.

     These Standard Trust Agreement Terms shall be of no force and effect unless and until incorporated by reference in, and then only to the extent not modified by, a Trust Agreement.

     The following terms and provisions shall govern the activities of each Delaware statutory trust created under the Program (as defined below) subject to contrary terms and provisions expressly adopted in any Trust Agreement which contrary terms shall be controlling.

                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.01 DEFINITIONS. The following terms have the meanings set forth below:

     "Administrative Services Agreement" means that certain Administrative Services Agreement, dated as of [-], by and between the Delaware Trustee on behalf of the Trust and other trusts formed under the Program (as acknowledged and agreed to by the Trust pursuant to the Coordination Agreement contained in the Omnibus Instrument) and the Administrator, as the same may be amended, modified or supplemented from time to time.

     "ADMINISTRATOR" means the party named as such in the preamble to the Agreement, in its capacity as the sole administrator of the Trust pursuant to the Administrative Services Agreement, and shall also include its permitted successors and assigns.

     "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" means the Trust Agreement, included in the Omnibus Instrument, by and among the Delaware Trustee, the Administrator and the Trust Beneficial Owner, as amended or supplemented from time to time which incorporates by reference these Standard Trust Agreement Terms.

     "BUSINESS DAY" has the meaning specified in the Indenture.

     "CALCULATION AGENT" has the meaning set forth in the Indenture.

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     "CERTIFICATE OF TRUST" means the Certificate of Trust of the Trust as filed with the Secretary of State of the State of Delaware.

     "CODE" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

     "COLLATERAL" means, with respect to the Notes, the right, title and interest of the Trust in and to (a) the Funding Agreement held in the Trust, (b) all proceeds of the Funding Agreement and all amounts and instruments on deposit from time to time in the Collection Account, (c) all books and records pertaining to the Funding Agreement, and (d) all rights of the Trust pertaining to the foregoing.

     "COLLECTION ACCOUNT" has the meaning set forth in the Indenture.

     "COMMISSION" means the Securities and Exchange Commission or any successor body performing such duties of the Commission.

     "CONTINGENT OBLIGATION" has the meaning set forth in the Indenture.

     "CORPORATE TRUST OFFICE" means the principal office of the Delaware Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     "DELAWARE STATUTORY TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (Section) 3801, ET SEQ., as amended from time to time.

     "DELAWARE TRUSTEE" means the party named as such in the preamble to the Agreement and shall also include its permitted successors and assigns, or any successor Delaware Trustee appointed as herein provided, acting not in its individual capacity but solely as Delaware Trustee under the Agreement. If there shall be at any time more than one Delaware Trustee hereunder, "Delaware Trustee" shall mean each such Delaware Trustee.

     "DISTRIBUTION AGREEMENT" means, with respect to the Notes, that certain Distribution Agreement, included in the Omnibus Instrument, by and among the Trust, Hartford Life and the agents named therein relating to the issuance and sale of the Notes under the Program, as the same may be amended, modified or supplemented.

     "DTC" means The Depository Trust Company and its successors and assigns.

     "EXPENSE AND INDEMNITY AGREEMENTS" means those certain Expense and Indemnity Agreements, each dated as of [-], by and between Hartford Life and each of the Delaware Trustee, on behalf of the Trust and other trusts formed under the Program, the Indenture Trustee, and the Administrator and any other expense and indemnity agreements by and between Hartford Life and any service provider that may become a party to such agreement from time to time, as the same may be amended, modified or supplemented from time to time.

     "FUNDING AGREEMENT" means that certain funding agreement identified in the Pricing Supplement by number, entered into by and between Hartford Life and the Trust and

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subsequently pledged and collaterally assigned to the Indenture Trustee for the benefit of the Holders of the Notes, as it may be modified, restated, replaced, supplemented or otherwise amended from time to time in accordance with the terms thereof.

     "FUNDING AGREEMENT EVENT OF DEFAULT" means an "EVENT OF DEFAULT" as defined in the Funding Agreement.

     "HARTFORD LIFE" means Hartford Life Insurance Company, a life insurance company organized and licensed under the laws of the State of Connecticut, or any successor thereto.

     "HOLDER" has the meaning set forth in the Indenture.

     "INDEBTEDNESS" has the meaning set forth in the Indenture.

     "INDENTURE" means that certain Indenture, included in the Omnibus Instrument, dated as of the date of the Agreement, between the Trust and the Indenture Trustee, as the same may at any time be amended, modified or supplemented from time to time.

     "INDENTURE TRUSTEE" means the party named as such in the preamble to the Indenture and, subject to the provisions of Article 7 of the Indenture, shall also include its successors and assigns as Indenture Trustee thereunder.

     "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "ISSUANCE DATE" has the meaning specified in the Pricing Supplement.

     "ISSUANCE DOCUMENTS" means each Note, the Indenture, the Agreement, the Administrative Services Agreement, the License Agreement, the Expense and Indemnity Agreements, the Distribution Agreement, the Funding Agreement and any other documents or instruments entered into by, or with respect to, or on behalf of, the Trust.

     "LICENSE AGREEMENT" means that certain License Agreement, dated as of [-], between the Trust and other trusts formed under the Program, and Hartford Fire Insurance Company, as the same may be amended, modified or supplemented from time to time.

     "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

     "NOTES" means the secured notes of the Trust issued pursuant to the Indenture.

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     "OMNIBUS INSTRUMENT" means the omnibus instrument pursuant to which certain
Issuance Documents are executed.

     "PAYING AGENT" has the meaning set forth in the Indenture.

     "PAYMENT ACCOUNT" means each segregated non-interest-bearing corporate trust account for the Trust maintained by the Delaware Trustee in its trust department in which all amounts paid to the Delaware Trustee in respect of the Collateral will be held and from which the Delaware Trustee shall make payments pursuant to SECTION 3.01(b) and ARTICLE 7 hereof, to the extent such amounts are paid to the Delaware Trustee and deposited in the Payment Account.

     "PERSON" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

     "PRICING SUPPLEMENT" means, the pricing supplement attached to the Omnibus Instrument, which is prepared by the Trust, in consultation with Hartford Life, in connection with the issuance by the Trust of its Notes and agreed to by Hartford Life, the Trust and the agents under the Distribution Agreement, as such Pricing Supplement may be amended, modified, supplemented or replaced from time to time.

     "PROGRAM" has the meaning set forth in the Indenture.

     "RATINGS AGENCIES" means Moody's Investors Services, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any other rating agency which provides a rating for any Notes issued by the Trust.

     "REGISTRAR" has the meaning specified in SECTION 4.03.

     "REGISTER" has the meaning set forth in the Indenture.

     "SEC DOCUMENTS" means (a) any registration statement, including any preliminary prospectus or prospectus supplement thereto and the exhibits included therein, any pre-effective or post-effective amendments thereto and any registration statements filed thereafter under the Securities Act, relating to the registration under the Securities Act of the Notes and the Funding Agreement, (b) any Pricing Supplement relating to the Notes and (c) any documents, filings or forms required to be filed by the Trust under the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act, or any securities laws, rules or regulations of any state or any rules or regulations of any national securities exchange or market quotation dealer system or the National Association of Securities Dealers, Inc.

     "SECRETARY OF STATE" means the Secretary of State of the State of Delaware.

     "SECURITIES ACT" means the Securities Act of 1933, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

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     "SECURITIES REGISTER" has the meaning specified in SECTION 4.03.

     "SECURITYHOLDER" means each Person in whose name any Trust Security is registered in the Securities Register or Register.

     "STANDARD TRUST AGREEMENT TERMS" means this document, the Standard Trust Agreement Terms.

     "STANDING ORDER" has the meaning set forth in SECTION 3.01(d).

     "TRANSFER AGENT" has the meaning specified in the Indenture.

     "TRUST" means the Hartford Life Global Funding Trust specified in the Agreement, together with its permitted successors and assigns.

     "TRUST BENEFICIAL INTEREST" means the undivided beneficial interest in the assets held in the Trust, having such rights as provided for herein.

     "TRUST BENEFICIAL OWNER" means the Person identified as the "Trust Beneficial Owner" in the preamble to the Agreement, in its capacity as the sole beneficial owner of the Trust.

     "TRUST EXPENSES" means any liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust.

     "TRUST EXPIRATION DATE" means the later of the date specified as such in the Pricing Supplement or such other date as all of the outstanding Notes are redeemed in full by the Trust, which in any event shall be a date no later than forty (40) years after the Issuance Date.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "TRUST SECURITY" means a Note or the Trust Beneficial Interest.

     "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; PROVIDED THAT, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

     Section 1.02 USAGE OF TERMS. With respect to all terms used in the Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, facsimile, electronic transmissions and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments hereto or changes herein entered into in accordance with their respective terms and not prohibited by the Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

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     Section 1.03 SECTION REFERENCES. All references to Articles, sections, paragraphs, subsections, exhibits and schedules shall be to such portions of these Standard Trust Agreement Terms unless otherwise specified.

                                    ARTICLE 2

                                CREATION OF TRUST

     Section 2.01 NAME OF THE TRUST. The Trust created under the Agreement shall have the name specified in the Agreement. The Trust's activities shall be conducted under the name of the Trust.

     Section 2.02 OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS. The principal office of the Trust shall be in care of the Delaware Trustee at the Corporate Trust Office, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Trust Beneficial Owner, the Indenture Trustee, the Administrator and the Ratings Agencies.

     Section 2.03 STATUTORY TRUST. It is the intention of the parties hereto that the Trust constitute a statutory trust organized under the Delaware Statutory Trust Act and that the Agreement constitute the governing instrument of the Trust. Pursuant to Section 3810 of the Delaware Statutory Trust Act, the Delaware Trustee shall file a Certificate of Trust with the Delaware Secretary of State to form the Trust. The parties hereto hereby appoint the Delaware Trustee as trustee of the Trust, to have all rights, powers and duties set forth herein and in accordance with the applicable law with respect to accomplishing the purposes of the Trust.

     Section 2.04 TRUST BENEFICIAL INTEREST. Contemporaneously with the execution and delivery of the Agreement, the Delaware Trustee, on behalf of the Trust, shall cause the Trust Beneficial Owner to be recorded as the registered owner of the Trust Beneficial Interest on the Trust's Securities Register, against payment of $15 by the Trust Beneficial Owner to, or to an account at the direction of, the Delaware Trustee.

     Section 2.05 ISSUANCE OF THE NOTES. Contemporaneously with the execution and delivery of the Agreement, the Trust shall enter into the Indenture and, in accordance with the Indenture, issue and deliver or cause to be issued and delivered the aggregate principal amount of the Notes, specified in the related Pricing Supplement or supplement to the Indenture against payment therefor. The Holders of the Notes shall only have a right to receive payments from the Collateral as described in the Indenture and shall have no right to receive payments under the assets held in any other trust organized under the Program.

     Section 2.06 ACQUISITION OF FUNDING AGREEMENT. Contemporaneously with the issuance and delivery of the Notes, the Trust shall acquire the Funding Agreement.

     Section 2.07 SECURITY INTEREST IN THE COLLATERAL. Contemporaneously with the issuance and delivery of the Notes, pursuant to the Indenture, the Trust shall collaterally assign and grant to the Indenture Trustee, for the benefit of the Holders of such Notes, a first priority perfected security interest in and to the Collateral, including, without limitation, the Funding Agreement purchased by the Trust.

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     Section 2.08 PURPOSES OF THE TRUST. The exclusive purposes and functions of the Trust are (a) to issue and sell the Notes and the Trust Beneficial Interest,
(b) to use the proceeds of the sale of the Notes and the Trust Beneficial Interest to acquire the Funding Agreement, (c) to pay amounts due in respect of the Notes and the Trust Beneficial Interest, (d) to enter into the agreements and to take such actions as the Delaware Trustee has the power and authority to take pursuant to SECTION 6.01, as applicable, and (e) to engage in those activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities).

     Section 2.09 TITLE TO COLLATERAL. Legal title to the Collateral shall be vested at all times in the Trust as a separate legal entity and shall be held and administered by the Delaware Trustee for the benefit of the Trust and the Trust Beneficial Owner, subject to the rights and interests of the Indenture Trustee, on behalf of the Holders of Notes, under the Indenture.

     Section 2.10 PAYMENT OF TRUST EXPENSES. Any costs and expenses of the Trust shall be paid by Hartford Life pursuant to the Expense and Indemnity Agreements to the extent provided therein.

     Section 2.11 LIABILITY. The Delaware Trustee and the Holders of the Notes shall have no personal liability for any liability or obligation of the Trust. The Trust Beneficial Owner shall be entitled to the same limitations of personal liability extended to beneficial owners under the Delaware Statutory Trust Act.

     Section 2.12 INCOME TAX TREATMENT; TAX RETURNS AND REPORTS.

     (a) The Trust and the Trust Beneficial Owner agree, and by acceptance of a beneficial interest in a Note each holder of a beneficial interest in a Note agrees, for United States federal, state and local income and franchise tax purposes, to (i) disregard the Trust, and (ii) to treat the Notes and Trust Beneficial Interest of the Trust as debt of Hartford Life. The Trust covenants that it shall take no action inconsistent with such treatment (including under Treasury Regulations Sections 301.7701-2 or 301.7701-3, the "check-the-box" regulations). To the extent the Trust cannot be disregarded for United States federal, state or local income or franchise tax purposes, the Trust and the Trust Beneficial Owner agree, and by acceptance of a beneficial interest in a Note each holder of a beneficial interest in a Note agrees, to treat (i) the Trust as a "grantor trust" under Subpart E of Part I of Subchapter J of the Code (or the state or local equivalent), owned by the holders of beneficial interests in the Notes of the Trust and the Trust Beneficial Owner and (ii) the Funding Agreement as debt of Hartford Life.

     (b) The Administrator shall, pursuant to the Administrative Services Agreement, prepare and file or cause to be prepared and filed, consistent with the treatment of the Trust described in SECTION 2.12(a), all federal, state and local income tax and information returns and reports required to be filed with respect to the Trust, and the Notes under any applicable federal, state or local tax statute or any rule or regulation under any of them. At the request of the Administrator, the Delaware Trustee shall sign any federal, state or local income tax and information returns and reports prepared by, or at the direction of, the Administrator pursuant to this SECTION 2.12. The Delaware Trustee shall keep copies or cause copies to be kept of any such tax and information returns (including Internal Revenue Service Form 1041) and reports prepared and filed and provided to it by the Administrator.

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     Section 2.13 SITUS OF TRUST. The Trust shall be located in the State of
Delaware and administered in the State of Delaware subject to the activities of the Administrator in the State of North Carolina. All bank accounts maintained by the Delaware Trustee on behalf of the Trust shall be located in the State of Delaware except that those accounts established under the Indenture shall be maintained with the Indenture Trustee in accordance with the Indenture. The Trust shall not have any employees in any state other than in the State of Delaware. Except as set forth in the Issuance Documents, payments will be received by the Trust only in the State of Delaware and payments will be made by the Trust only from the State of Delaware.

                                    ARTICLE 3

                                 PAYMENT ACCOUNT

     Section 3.01 PAYMENT ACCOUNT.

     (a) Subject to SECTION 3.01(d) herein, on the Issuance Date, the Delaware Trustee shall establish a Payment Account. The Delaware Trustee and any agent of the Delaware Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with the Agreement and the Indenture. Subject to the Indenture and subject to SECTION 3.01(d), all monies or other property received by the Delaware Trustee on behalf of the Trust in respect of the Collateral will be deposited in the Payment Account. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Delaware Trustee in the Payment Account for the exclusive benefit of the Trust Beneficial Owner, subject to the security interest in the Collateral in favor of the Indenture Trustee on behalf of the Holders of the Notes, and for distribution by the Delaware Trustee as herein provided, including (and subject to) any priority of payments provided for herein.

     (b) Except for payments made on the Trust Expiration Date or otherwise pursuant to SECTION 7.03 of the Agreement and subject to SECTION 3.01(a) of the Agreement, all monies and other property deposited into the Payment Account shall be distributed by the Trust as follows:

     FIRST, to the Indenture Trustee for the payment of all amounts then due and unpaid upon the Notes, if any, in accordance with the Indenture; and

     SECOND, to the Trust Beneficial Owner all of the amounts that would be payable under clause first of Section 5.02 of the Indenture to the Trust Beneficial Owner if the Trust Beneficial Owner held a Note with an original principal amount of $15. Any remaining monies and other property deposited into the Payment Account shall be distributed ratably in proportion to their original principal amounts to the Holders last noted in the Register as the Holders of the Notes and the Trust Beneficial Owner (as if the Trust Beneficial Owner held a Note with an original principal amount of $15).

     (c) The Delaware Trustee shall deposit in the Payment Account, promptly upon receipt, any payments received with respect to the Collateral. Amounts held in the Payment Account shall not be invested by the Delaware Trustee pending the distribution of such amounts to cover the Trust's obligations on the Notes or the Trust Beneficial Interest.

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     (d) Notwithstanding anything herein to the contrary, the Delaware Trustee, on behalf of the Trust, shall issue a standing order (the "Standing Order") to the Indenture Trustee pursuant to which the Indenture Trustee shall distribute all amounts due and unpaid under clause second of SECTION 3.01(b) herein; PROVIDED, HOWEVER, that all payments to be made by the Trust to the Trust Beneficial Owner on the Trust Expiration Date or otherwise pursuant to
SECTION 7.03 herein shall be made by the Delaware Trustee on behalf of the Trust.

                                    ARTICLE 4

                                TRUST SECURITIES

     Section 4.01 INITIAL OWNERSHIP. Upon the creation of the Trust, the Trust Beneficial Owner shall be the sole beneficial owner of such Trust.

     Section 4.02 NOTES.

     The Notes will be issued pursuant to and be governed by the Indenture.

     Section 4.03 REGISTRATION OF TRANSFER OF TRUST BENEFICIAL INTEREST.

     (a) The Delaware Trustee or its agent (in this capacity, the "REGISTRAR") shall maintain a register or registers for the Trust for the purpose of registering the transfer of the Trust Beneficial Interest (a "SECURITIES REGISTER").

     (b) The Registrar shall not be required to register the transfer of the Trust Beneficial Interest in any manner inconsistent with the terms of the Agreement or the Indenture.

     Section 4.04 PERSONS DEEMED HOLDERS OF TRUST SECURITIES. The Delaware Trustee, Administrator and the Registrar shall treat the Person in whose name any Trust Beneficial Interest is registered as the owner of such Trust Beneficial Interest for all purposes whatsoever, and none of the Delaware Trustee, Administrator and the Registrar shall be bound by any notice to the contrary. The Delaware Trustee and the Administrator shall treat the Person determined in accordance with Section 2.11 of the Indenture as the owner of the Note(s) for all purposes whatsoever, and neither the Delaware Trustee nor the Administrator shall be bound by any notice to the contrary.

     Section 4.05 MAINTENANCE OF OFFICE. Subject to the provisions of the Indenture, the Delaware Trustee shall maintain an office or offices where notices and demands to or upon the Delaware Trustee in respect of the Trust Securities may be served. The Delaware Trustee initially designates its Corporate Trust Office as the office for such purposes. The Delaware Trustee shall give prompt written notice to the Trust Beneficial Owner and the Indenture Trustee of any change in the location of the register or any office or agency.

     Section 4.06 OWNERSHIP OF THE TRUST BENEFICIAL INTEREST. On the Issuance Date of the Trust, the Trust Beneficial Owner shall acquire and retain beneficial and record ownership of the Trust Beneficial Interest. To the fullest extent permitted by law, any attempted transfer of the Trust Beneficial Interest shall be void.

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                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     Section 5.01 DELAWARE TRUSTEE. The Delaware Trustee represents and warrants for the benefit of the Securityholders as follows:

     (a) it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it is a "bank" within the meaning of Section 581 of the Code;

     (b) it is a "United States person" within the meaning of Section 7701(a)(30) of the Code;

     (c) it has full corporate or other power, authority and legal right to execute, deliver and perform its obligations under the Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of the Agreement;

     (d) the Agreement has been duly authorized, executed and delivered by it and constitutes the valid and legally binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

     (e) neither the execution or delivery by it of the Agreement, nor the performance by it of its obligations hereunder or thereunder, will (i) violate its organizational documents, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties or assets held in the Trust pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or
(iii) violate any law, governmental rule or regulation of the State of Delaware or the United States governing the banking, trust or general powers of it or any order, judgment or decree applicable to it;

     (f) the authorization, execution or delivery by it of the Agreement and the consummation of any of the transactions by it contemplated hereby or thereby do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency (other than the filing of the Certificate of Trust with the Secretary of State); and

     (g) there are no proceedings pending or, to the best of its knowledge, threatened against or affecting it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of it to enter into or perform its obligations under the Agreement.

     Section 5.02 TRUST BENEFICIAL OWNER. The Trust Beneficial Owner hereby represents and warrants that, to the fullest extent permitted by law, it has irrevocably waived any right or interest it may have under the Agreement, by operation of law or equity, to direct or otherwise

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require the Delaware Trustee to initiate or consent to any bankruptcy, insolvency or receivership proceedings.

                                    ARTICLE 6

                                DELAWARE TRUSTEE

     Section 6.01 GENERAL AUTHORITY.

     (a) The Delaware Trustee shall conduct the affairs of the Trust in accordance with the terms of the Agreement. In addition to any other duties under the Agreement, the Delaware Trustee shall be the trustee of the Trust for the purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act. Subject to the limitations set forth in SECTION 6.01(b) hereof, the Delaware Trustee shall have the power and authority to act on behalf of the Trust, with respect to the following matters:

         (i) to execute and deliver the Notes and Trust Beneficial Interest in accordance with the Agreement and the Indenture;

         (ii) to cause the Trust to perform the Agreement and to enter into, and to execute, deliver and perform on behalf of itself, the Indenture, the Distribution Agreement, the Trust Securities, the License Agreement, the Expense and Indemnity Agreements, the Administrative Services Agreement, the Funding Agreement and such other certificates, other documents or agreements as may be necessary, contemplated by or desirable in connection with the purposes and function of the Trust or any of the above-referenced agreements;

         (iii) subject to the Indenture, to purchase, receive and maintain custody of the Funding Agreement and to exercise all of the rights, powers and privileges of an owner or policyholder of the Funding Agreement;

         (iv) to grant to the Indenture Trustee a first priority perfected security interest in the Collateral for the Notes and to collaterally assign the rights, title and interest of the Trust in such Collateral to the Indenture Trustee for the benefit of the Holders of the Notes and to seek release of such security interest upon payment in full of all amounts required to be paid with respect to the Notes pursuant to the terms and conditions of the Notes or the Indenture;

         (v)    to establish the Payment Account and issue the Standing Order;

         (vi) to cause any transfer of the Trust Beneficial Interest to be registered in accordance with the Agreement;

         (vii) to send notices regarding the Trust Securities and the Funding Agreement to Hartford Life, the Indenture Trustee, the Ratings Agencies, the Trust Beneficial Owner and the agents appointed under the Distribution Agreement in accordance with the Funding Agreement and the Agreement;

         (viii) subject to the Administrative Services Agreement, to take all actions necessary or appropriate (based solely upon the advice of counsel or direction from the Administrator) to enable the Trust to comply with
     SECTION 2.12 hereof regarding income tax treatment, tax returns and information reporting;

         (ix) after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer of the Delaware Trustee, subject to the Indenture, to take any action as it may from time to time determine (based solely upon the advice of counsel or direction from the Administrator) is necessary or advisable to give effect to the terms of the Agreement and to protect and conserve the Collateral for the benefit of each Securityholder (without consideration of the effect of any such action on any particular Securityholder) and, promptly, and in no event later than five Business Days, after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer of the Delaware Trustee, to give notice thereof to the Trust Beneficial Owner and the Indenture Trustee;

         (x) to the extent permitted by the Agreement, to participate in the winding up of the affairs of and liquidation of the Trust and assist with the preparation, execution and filing of a certificate of cancellation with the Secretary of State;

         (xi) subject to the Indenture, to take any action and to execute any documents on behalf of the Trust, incidental to the foregoing as the Delaware Trustee may from time to time determine (based on the advice of counsel or direction from the Administrator) is necessary or advisable to give effect to the terms of the Agreement for the benefit of each Securityholder (without consideration of the effect of any such action on any particular Securityholder);

         (xii)  to execute and file documents with the Secretary of State; and

         (xiii) to accept service of process on behalf of the Trust in the State of Delaware.

     It is expressly understood and agreed that the Delaware Trustee shall be entitled to engage outside counsel, independent accountants, the Administrator and other experts appointed with due care to assist the Delaware Trustee in connection with the performance of its duties and powers set forth in this
SECTION 6.01(a), including, without limitation, the preparation of all tax reports and returns, securities law filings, certificates, reports, opinions, notices or any other documents. The Delaware Trustee shall be entitled to rely conclusively on the advice of such counsel, accountants, the Administrator and other experts in the performance of all its duties hereunder and shall have no liability for any documents prepared by such counsel, accountants, the Administrator or experts or any action or inaction taken pursuant to the advice of such counsel, accountants or experts. Any expenses of such counsel, accountants, the Administrator and experts shall be paid by Hartford Life in accordance with the Expense and Indemnity Agreements to the extent provided therein. In furtherance of the foregoing, pursuant to the Administrative Services Agreement, the Trust shall have appointed the Administrator to perform certain duties on behalf of the Trust.

     (b) So long as the Agreement remains in effect, the Trust (and the Delaware Trustee and the Administrator acting on behalf of the Trust) shall not undertake any business, activity or transaction except as expressly provided for or contemplated by the Agreement, or the Indenture. In particular, the Trust shall not, except as otherwise permitted by the Indenture:

         (i) sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held in the Trust (as of the date of the Agreement or thereafter acquired), including, without limitation, any portion of the Collateral;

         (ii) engage in any business or activity other than in connection with, or relating to, the performance of the Agreement and any transactions contemplated hereby and the execution, delivery and performance of any documents, including the Issuance Documents (other than the Agreement as set forth above), relating to any Notes issued under the Indenture and the transactions contemplated thereby, and the issuance of the Notes pursuant to the Indenture;

         (iii) incur or otherwise become liable, directly or indirectly, for any Indebtedness or Contingent Obligation except for the Notes;

         (iv) (a) permit the validity or effectiveness of the Indenture or any security interest in or assignment for collateral purposes of the Collateral to be impaired, or permit a Lien arising under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under the Funding Agreement(s), except as may be expressly permitted under the Indenture, (b) create, incur, assume or permit any Lien or other encumbrance (other than a Lien created under the Indenture) on any of its properties or assets owned or hereafter acquired, or any interest therein or the proceeds thereof, or (c) permit a Lien created under the Indenture not to constitute a valid first priority perfected security interest in the Collateral;

         (v) amend, modify or fail to comply with any material provision of the Agreement, except for any amendment or modification of the Agreement expressly permitted hereunder;

         (vi) own any subsidiary or lend or advance any moneys to, or make any investment in, any Person, except for an investment in the Funding Agreement or the investment of any funds held by the Indenture Trustee, the Paying Agent, the Delaware Trustee or the Administrator as provided in the Indenture or the Agreement;

         (vii) directly or indirectly make any distribution or other payment on, or redeem or otherwise acquire or retire for value, the interests of the Trust Beneficial Owner; PROVIDED, THAT it may declare or pay a distribution to the Trust Beneficial Owner if all amount due to be paid on the Notes to the next scheduled payment under the Funding Agreement(s) have been paid;

         (viii) exercise any rights to foreclose or realize on its security interest in or assignment for collateral purposes of the Collateral except at the direction of, or with the prior written approval of, the Indenture Trustee;

         (ix) cause or permit the sale or other transfer of, or the creation, incidence, assumption or existence of any Lien on, all or a portion of the Trust Beneficial Interest;

         (x) become required to register as an "investment company" or become under the "control" of an "investment company," as such terms are defined in the Investment Company Act;

         (xi) enter into any transaction of merger or consolidation or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

         (xii) have any employees other than the Delaware Trustee, the Administrator and other persons necessary to conduct its business and enter into transactions contemplated under the Issuance Documents;

         (xiii) have an interest in any bank account other than (a) those accounts required under the Issuance Documents, and (b) those accounts expressly permitted by the Indenture Trustee; PROVIDED, THAT any such further accounts or interest therein shall be charged or otherwise secured in favor of the Indenture Trustee on terms acceptable to the Indenture Trustee;

         (xiv) take any action that would cause the Trust not to be disregarded or treated as a grantor trust (assuming the Trust were not disregarded) for United States federal income tax purposes;

         (xv) permit any Affiliate, employee or officer of Hartford Life or any underwriter of the Notes to be a trustee;

         (xvi) issue any Notes under the Indenture unless (a) the Trust has purchased or will simultaneously purchase the Funding Agreement from Hartford Life to secure such Notes, (b) Hartford Life has affirmed in writing to the Trust that it has made or simultaneously will make changes to its books and records to reflect the granting of a security interest in, and the making of an assignment for collateral purposes of, the Funding Agreement by the Trust, to the Indenture Trustee and (c) the Trust has taken such other steps as may be necessary to cause the grant of security interest in, and assignment for collateral purposes of, the Collateral to the Indenture Trustee to be perfected for purposes of the UCC or effective against the Trust's creditors and subsequent purchasers of the Collateral pursuant to insurance or other applicable law;

         (xvii) commingle the assets held in the Trust with assets of any of its Affiliates, or guarantee any obligation of any of its Affiliates; or (xviii) maintain any joint account with any Person or become a party, whether as co-obligor or otherwise, to any agreement to which any Person is a party (other than in respect of the Issuance Documents), or become liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Person.

     (c) The Trust, Delaware Trustee and Administrator acting on behalf of the Trust shall not, notwithstanding any other provision of the Agreement, take any action that would cause the Trust not to be disregarded or treated as a grantor trust (assuming the Trust were not disregarded) for United States federal income tax purposes.

     (d) The Delaware Trustee and the Administrator shall, based on the advice of counsel, defend against all claims and demands of all Persons at any time claiming any Lien on any of the assets of the Trust adverse to the interest of the Trust or any Securityholder, other than the security interests in the Collateral granted in favor of the Indenture Trustee for the benefit of each Holder of the Notes pursuant to the Indenture.

     (e) If and for so long as the Funding Agreement is held by the Delaware Trustee for the benefit of the Trust, the Delaware Trustee shall not (i) waive any default under the Funding Agreement or (ii) consent to any amendment, modification or termination of the Funding Agreement, without, in each case, obtaining the prior approval of the Indenture Trustee in accordance with the Indenture and an opinion of counsel experienced in such matters to the effect that any such action shall not cause the Trust not to be disregarded or treated as a grantor trust (assuming such Trust were not disregarded) for United States federal income tax purposes. The Delaware Trustee, upon a Responsible Officer obtaining actual knowledge of the occurrence of a Funding Agreement Event of Default, will notify the Indenture Trustee of any such Funding Agreement Event of Default.

     (f) Each of the Delaware Trustee and the Administrator is authorized and directed to conduct the affairs of the Trust and to operate the Trust (i) so that the Trust will not become required to register as an "investment company" under the Investment Company Act, and (ii) so that the Trust will not fail to be disregarded or treated as a grantor trust (assuming such Trust were not disregarded) for United States federal income tax purposes. In connection with the preceding sentence, neither the Delaware Trustee nor the Administrator shall have any duty to determine whether any action it takes complies with the preceding sentence and shall be entitled to rely conclusively on an opinion of counsel with respect to any such matters.

     Section 6.02 GENERAL DUTIES. It shall be the duty of the Delaware Trustee to discharge, or cause to be discharged, all of its responsibilities pursuant to the terms of the Agreement, or any other documents or instruments to which it is a party, and to administer the Trust, in accordance with the provisions of the Agreement and the other Issuance Documents and any other documents or instruments to which the Trust is a party. Notwithstanding the foregoing, the Delaware Trustee shall be deemed to have discharged its duties and responsibilities under the Agreement and any other documents or instruments to which it is a party to the extent (a) such duties and responsibilities shall have been performed by the Administrator and (b) the Administrator is required or permitted hereunder, under the Administrative Services Agreement or under any other documents or instruments to which the Trust is a party to perform such act or discharge such duty of the Delaware Trustee or the Trust; PROVIDED, HOWEVER, that the Delaware Trustee shall not be held liable for the default or failure of the Administrator to carry out its required obligations hereunder or thereunder.

     Section 6.03 SPECIFIC DUTIES.

     (a) The Delaware Trustee will manage the business and affairs of the Trust in accordance with the terms of the Delaware Statutory Trust Act; PROVIDED, HOWEVER, that the Delaware Trustee undertakes to perform only such duties as are specifically set forth in the Agreement and as it may be directed from time to time by the Trust Beneficial Owner and the Indenture Trustee in accordance with the terms of the Agreement and the Indenture.

     (b) The Delaware Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Collateral except as expressly required or permitted by the terms of the Agreement and the Indenture.

     Section 6.04 ACCEPTANCE OF TRUST AND DUTIES; LIMITATION ON LIABILITY. The Delaware Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same, but only upon the terms of the Agreement. No implied covenants or obligations shall be read into the Agreement. The Delaware Trustee shall not be liable hereunder under any circumstances or for any action or failure to act, except for (i) its own willful misconduct, bad faith or gross negligence, (ii) its failure to use ordinary care to disburse funds, or (iii) the inaccuracy of any representation or warranty contained herein expressly made by it. In particular (but without limitation), subject to the exceptions set forth in the preceding sentence:

     (a) the Delaware Trustee shall not be liable for any error of judgment made in good faith by any of its responsible officers, unless such error of judgment constitutes gross negligence;

     (b) the Delaware Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written instructions of the Trust Beneficial Owner, the Administrator or the Indenture Trustee or pursuant to the advice of counsel, accountants or other experts selected by it in good faith, so long as such action or omission is consistent with the terms of the Agreement and the Indenture;

     (c) no provision of the Agreement shall require the Delaware Trustee to expend or risk personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Delaware Trustee has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) under no circumstances shall the Delaware Trustee be liable for indebtedness or other obligations evidenced by or arising under the Agreement, the Funding Agreement or any related document, including the principal of and interest on the Notes and payments on the Trust Beneficial Interests;

     (e) the Delaware Trustee shall not be responsible for, or in respect of, the validity or sufficiency of the Agreement or any related document or for the due execution hereof or thereof by any party (except by the Delaware Trustee itself) or for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, other than, in the case of the Delaware Trustee, the execution of any certificate;

     (f) the Delaware Trustee shall not be liable for any action, inaction, default or misconduct of the Administrator, the Indenture Trustee or any Paying Agent under the Indenture, the Administrative Services Agreement, the Notes or any related documents or otherwise, and the Delaware Trustee shall not have any obligation or liability to perform the obligations of the Trust under the Agreement or any related document or under any federal, state, foreign or local tax or securities law, in each case, that are required to be performed by other Persons, including the Administrator hereunder or under the Administrative Services Agreement or the Indenture Trustee under the Indenture;

     (g) the Delaware Trustee shall not be liable for any action, inaction, default or misconduct of Hartford Life, and the Delaware Trustee shall not have any obligation or liability to perform the obligations of Hartford Life under the Funding Agreement or any related documents;

     (h) the Delaware Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by the Agreement, or to institute, conduct or defend any litigation under the Agreement or otherwise or in relation to the Agreement or any related document, at the request, order or direction of any Person unless such Person has offered to the Delaware Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Delaware Trustee. The right of the Delaware Trustee to perform any discretionary act enumerated in the Agreement or in any related document shall not be construed as a duty, and the Delaware Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act;

     (i) except as expressly provided herein, in accepting the trusts hereby created the Delaware Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by the Agreement shall look only to the Trust's property for payment or satisfaction thereof;

     (j) the Delaware Trustee shall not have any responsibility or liability for or with respect to the genuineness, value, sufficiency or validity of any Collateral, and the Delaware Trustee shall in no event assume or incur any liability, duty or obligation to the Trust Beneficial Owner or any other Person other than as expressly provided for herein;

     (k) the Delaware Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document;

     (l) every provision of the Agreement relating to the Delaware Trustee shall be subject to the provisions of this ARTICLE 6;

     (m) except in accordance with the written instructions furnished by the Trust Beneficial Owner or as provided herein, the Delaware Trustee shall have no duty (i) to see to any recording or filing of any document, (ii) to confirm or verify any financial statements of the Trust Beneficial Owner or the Indenture Trustee, (iii) to inspect the Trust Beneficial Owner's or the Indenture Trustee's books and records at any time or (iv) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, except to the extent the

Delaware Trustee has received funds, on behalf of the Trust, pursuant to the Expense and Indemnity Agreements from Hartford Life in satisfaction of any such tax, assessment or other governmental charge or any lien or encumbrance of any kind and in accordance with payment or transfer instructions provided by Hartford Life;

     (n) the Delaware Trustee shall have no duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust or to otherwise take or refrain from taking any action under the Agreement, except as expressly required by the terms hereof, or as expressly provided in written instructions from the Trust Beneficial Owner, and in no event shall the Delaware Trustee have any implied duties or obligations under the Agreement; the Delaware Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the property of the Trust which result from claims against the Delaware Trustee personally that are not related to the ownership or the administration of the property of the Trust or the transactions contemplated by the Issuance Documents;

     (o) the Delaware Trustee shall not be required to take any action under the Agreement unless the Delaware Trustee shall have been indemnified by Hartford Life, in manner and form satisfactory to the Delaware Trustee, against any liability, cost or expenses (including counsel fees and disbursements) which may be incurred in connection therewith, and, if the Trust Beneficial Owner shall have directed the Delaware Trustee to take any such action or refrain from taking any action, the Trust Beneficial Owner agrees to furnish such indemnity from Hartford Life as shall be required and, in addition, to cause Hartford Life to pay the reasonable compensation of the Delaware Trustee for the services performed or to be performed by it pursuant to such direction; PROVIDED, THAT the Delaware Trustee may not be indemnified by Hartford Life, the Trust Beneficial Owner or any other Person for the Delaware Trustee's willful misconduct or gross negligence, its failure to use ordinary care to disburse funds or the inaccuracy of its own representations or warranties, made in its individual capacity, contained herein; PROVIDED, FURTHER, that any indemnity or payment of compensation shall be made pursuant to the Expense and Indemnity Agreements and shall be limited to the extent indicated therein;

     (p) the Delaware Trustee shall not be required to take any action under the Agreement if the Delaware Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of the Agreement or is otherwise contrary to law;

     (q) the Delaware Trustee may fully rely upon and shall have no liability in connection with calculations or instructions forwarded to the Delaware Trustee by the Trust Beneficial Owner, the Administrator or the Indenture Trustee, nor shall the Delaware Trustee have any obligation to furnish information to any Trust Beneficial Owner or other Person if it has not received such information as it may need from the Trust Beneficial Owner, the Administrator or the Indenture Trustee or any other Person;

     (r) the Delaware Trustee shall not be liable with respect to any act or omission in good faith in accordance with the advice or direction of the Trust Beneficial Owner, the Administrator or Indenture Trustee. Whenever the Delaware Trustee is unable to decide between alternative courses of action permitted or required by the terms of the Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision hereof, the Delaware Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Trust Beneficial Owner requesting instructions as to the course of action to be adopted, and, to the extent the Delaware Trustee acts in good faith in accordance with any such instruction received, the Delaware Trustee shall not be liable on account of such action to any Person. If the Delaware Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with the Agreement and as it shall deem to be in the best interest of the Trust Beneficial Owner, and the Delaware Trustee shall have no liability to any Person for such action or inaction;

     (s) in no event whatsoever shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust;

     (t) the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of the Agreement provide shall or may be done or performed; and

     (u) notwithstanding anything contained herein to the contrary, the Delaware Trustee shall not be required to execute, deliver or certify on behalf of the Trust any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002; and

     (v) notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company nor the Delaware Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by Wilmington Trust Company; or (iii) subject Wilmington Trust Company to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company or the Delaware Trustee, as the case may be, contemplated hereby. The Delaware Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of Hartford Life) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and
(iii) of the preceding sentence. In the event that said counsel advises the Delaware Trustee that such action will result in such consequences, the Delaware Trustee will appoint an additional trustee pursuant to SECTION 8.05 hereof to proceed with such action.

     Section 6.05 RELIANCE; ADVICE OF COUNSEL.

     (a) The Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the Trust, the Delaware Trustee
(i) may act directly or, at the expense of Hartford Life pursuant to the Expense and Indemnity Agreements, through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the action, inaction, default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and with reasonable care, and (ii) may, at the expense of Hartford Life pursuant to the Expense and Indemnity Agreements, consult with counsel, accountants and other skilled persons to be selected in good faith and with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted to be done in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other skilled persons.

     Section 6.06 DELEGATION OF AUTHORITIES AND DUTIES. The Delaware Trustee delegates to the Administrator all duties required to be performed by the Administrator pursuant to the terms of the Agreement and the Administrative Services Agreement. The Delaware Trustee undertakes no responsibility for the performance, or non-performance, of any duties delegated to the Indenture Trustee or the Administrator hereunder or thereunder.

     Section 6.07 COMPENSATION; INDEMNITIES. Notwithstanding anything in the Agreement to the contrary, the Delaware Trustee will be entitled to payment of fees, reimbursement and indemnification with respect to costs and expenses, for services rendered hereunder to the extent provided in the applicable Expense and Indemnity Agreement and the Delaware Trustee will not be entitled to seek any payment from the Trust with respect to its services hereunder.

                                    ARTICLE 7

                    DISSOLUTION, LIQUIDATION AND TERMINATION

     Section 7.01 DISSOLUTION UPON THE LAST EXPIRATION DATE. Unless earlier dissolved, the Trust shall automatically dissolve on the Trust Expiration Date.

     Section 7.02 TERMINATION OF AGREEMENT. The Agreement shall terminate and the Trust created and continued hereby shall be dissolved and terminate in accordance with Section 3808 of the Delaware Statutory Trust Act upon the latest to occur of the following: (a) a distribution by the Delaware Trustee to Securityholders upon the liquidation of the Trust pursuant to SECTION 7.03 of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of, or reasonable provision for payment of, all expenses and other

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liabilities owed by the Trust; and (c) the discharge of all administrative duties of the Delaware Trustee and Administrator including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

     Upon the last event to occur as described above, the Delaware Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State. Upon the filing of such certificate of cancellation, the Agreement shall be of no function, form or effect and the Trust shall terminate.

     Section 7.03 LIQUIDATION. Upon the Trust Expiration Date, the remaining Collateral and any other assets held in the Trust shall be liquidated, and the Trust shall be wound-up by the Administrator in accordance with Section 3808(d) and (e) of the Delaware Statutory Trust Act. In such event, (i) the Trust shall first pay all amounts due and unpaid on the Notes, if any, in accordance with the Indenture, (ii) the Trust shall then pay any other claims, including expenses relating to such liquidation to the extent not paid, or reasonably provided for, pursuant to the Expense and Indemnity Agreements, and (iii) the Trust shall then pay to the Trust Beneficial Owner all of the amounts that would be payable under clause first of Section 5.02 of the Indenture to the Trust Beneficial Owner if the Trust Beneficial Owner held a Note with an original principal amount of $15. Any remaining monies and other property shall be paid ratably in proportion to their original principal amounts to the Holders last noted in the Register as the Holders of the Notes and the Trust Beneficial Owner (as if the Trust Beneficial Owner held a Note with an original principal amount of $15 and as if each such Holder continued to hold its Notes after all amounts due on such Notes under the Indenture have been paid).

                                    ARTICLE 8

                   SUCCESSOR AND ADDITIONAL DELAWARE TRUSTEES

     Section 8.01 ELIGIBILITY REQUIREMENTS FOR THE DELAWARE TRUSTEE. The Delaware Trustee shall at all times (a) be a Person satisfying the provisions of
Section 3807(a) of the Delaware Statutory Trust Act, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or State authorities, (d) have (or have a parent which has) a rating of at least Baa3 by Moody's or BBB- by Standard & Poor's, (e) be a "bank" within the meaning of Section 581 of the Code and (f) be a "United States person" within the meaning of Section 7701(a)(30) of the Code. In addition, the Delaware Trustee shall be an entity with its Corporate Trust Office in the State of Delaware. If the Delaware Trustee shall publish reports of condition at least annually, pursuant to applicable law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this SECTION 8.01, the combined capital and surplus of the Delaware Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this SECTION 8.01, the Delaware Trustee shall resign immediately in the manner and with the effect specified in SECTION 8.02.

     Section 8.02 RESIGNATION OR REMOVAL OF THE DELAWARE TRUSTEE. The Delaware Trustee may at any time resign and be discharged from its duties hereunder and the Trust hereby created by giving written notice thereof to the Trust Beneficial Owner and Indenture Trustee at least 60

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days before the date specified in such instrument. Upon receiving such notice of resignation, the Trust Beneficial Owner shall promptly appoint a successor Delaware Trustee meeting the qualifications set forth in SECTION 8.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Delaware Trustee, the successor Delaware Trustee, any remaining Delaware Trustees, the Administrator, the Indenture Trustee and Hartford Life. If no successor Delaware Trustee shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Delaware Trustee may petition any court of competent jurisdiction for the appointment of a successor Delaware Trustee.

     If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of SECTION 8.01 and shall fail to resign after written request therefor by the Trust Beneficial Owner and Indenture Trustee, or if at any time the Delaware Trustee shall be legally unable to act or shall be adjudged bankrupt or insolvent, or a receiver of the Delaware Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Delaware Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trust Beneficial Owner and Indenture Trustee may remove such Delaware Trustee. If the Trust Beneficial Owner and Indenture Trustee shall remove the Delaware Trustee under the authority of the immediately preceding sentence, the Trust Beneficial Owner shall promptly appoint a successor Delaware Trustee meeting the qualification requirements of SECTION 8.01 by (i) the execution of a written instrument, one copy of which instrument shall be delivered to each of the outgoing Delaware Trustee so removed, the successor Delaware Trustee, the Administrator, the Indenture Trustee and Hartford Life and (ii) the payment of all fees and expenses owed to the outgoing Delaware Trustee.

     Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee pursuant to any of the provisions of this SECTION
8.02 shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Delaware Trustee have been paid and until acceptance of appointment by the successor Delaware Trustee pursuant to
SECTION 8.03.

     Section 8.03 SUCCESSOR DELAWARE TRUSTEE. Any successor Delaware Trustee appointed pursuant to SECTION 8.02 shall execute, acknowledge and deliver to the Trust Beneficial Owner, the Administrator, the Indenture Trustee and the predecessor Delaware Trustee an instrument accepting such appointment under the Agreement, and thereupon the resignation or removal of the predecessor Delaware Trustee shall become effective and such successor Delaware Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under the Agreement, with like effect as if originally named as Delaware Trustee. The predecessor Delaware Trustee shall deliver to the successor Delaware Trustee all documents and statements and monies held by it under the Agreement; and the predecessor Delaware Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Delaware Trustee all such rights, powers, duties and obligations.

     Any successor Delaware Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Delaware Trustee in the State of Delaware.

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     No successor Delaware Trustee shall accept appointment as provided in this
SECTION 8.03 unless at the time of such acceptance such successor Delaware Trustee shall be eligible pursuant to SECTION 8.01.

     Section 8.04 MERGER OR CONSOLIDATION OF DELAWARE TRUSTEE. Any Person into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Delaware Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Delaware Trustee hereunder; PROVIDED, such Person shall be eligible pursuant to SECTION 8.01.

     Section 8.05 APPOINTMENT OF CO-DELAWARE TRUSTEE OR SEPARATE DELAWARE
TRUSTEE.

     (a) Notwithstanding any other provisions of the Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Collateral may at the time be located, the Delaware Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Delaware Trustee to act as co-trustee, jointly with it, or as separate trustee or separate trustees, of all or any part of any Collateral, and subject to SECTION 2.10 of the Agreement to vest in such Person, in such capacity, such title to any Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Delaware Trustee may consider necessary or desirable. No co-trustee or separate trustee under the Agreement shall be required to meet the terms of eligibility as a successor Delaware Trustee pursuant to SECTION 8.03 and no notice of the appointment of any co-trustee or separate trustee shall be required; PROVIDED, HOWEVER, that any co-trustee or separate trustee must be a "United States person" within the meaning of Section 7701(a)(30) of the Code and a "bank" within the meaning of Section 581 of the Code.

     (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all rights, powers, duties, and obligations conferred or imposed upon the Delaware Trustee shall be conferred upon and exercised or performed by the Delaware Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Delaware Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Delaware Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the discretion of the trustee;

         (ii) the Administrator and the Delaware Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee; and

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

         (iii) no trustee shall be personally liable by reason of the act or omission of any other trustee hereunder.

     (c) Any notice, request or other writing given to the Delaware Trustee shall be deemed to have been given to each of the then separate trustee and co-trustee, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this SECTION 8.05 and the conditions of this ARTICLE 8. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instruments of appointment, either jointly with the Delaware Trustee or separately, as may be provided therein, subject to all the provisions of the Agreement, specifically including every provision of the Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Delaware Trustee. Each such instrument shall be filed with the Delaware Trustee and a copy thereof given to the Administrator.

     (d) Any separate trustee or co-trustee may at any time appoint the Delaware Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Delaware Trustee, to the extent permitted by law, without the appointment of a new or successor Delaware Trustee.

     Section 8.06 DELAWARE TRUSTEE MAY OWN NOTES. Except to the extent prohibited under the terms of the Notes, the Delaware Trustee, in its individual or any other capacity, may become the beneficial owner or pledgee of Notes, to the extent that such ownership does not inhibit the Trust from relying on Rule 3a-7 promulgated under the Investment Company Act, with the same rights as it would have if it were not the Delaware Trustee; PROVIDED, THAT any Notes so owned or pledged shall not be entitled to participate in any decisions made or instructions given to the Delaware Trustee or the Indenture Trustee by the Holders as a group. The Delaware Trustee may deal with the Trust and the Trust Beneficial Owner in banking and trustee transactions with the same rights as it would have if it were not the Delaware Trustee.

                                    ARTICLE 9

                    VOTING; ACTS OF SECURITYHOLDERS; MEETINGS

     Section 9.01 LIMITATIONS ON VOTING RIGHTS. Except as provided in the Agreement or in the Indenture or as otherwise required by law, no Holder of Trust Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities, be construed so as to constitute the Securityholders from time to time as members of an association.

     Section 9.02 MEETINGS OF THE TRUST BENEFICIAL OWNER. No annual or other meeting of the Trust Beneficial Owner is required to be held.

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                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

     Section 10.01 LIMITATION ON RIGHTS OF SECURITYHOLDERS.

     (a) The death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities or the Trust shall not operate to terminate the Agreement, nor to annul, dissolve or terminate the Trust, nor to entitle the legal successors, representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) Except as provided in the Indenture, no Securityholder shall have any right by virtue of any provision of the Agreement to institute any suit, action or proceeding in equity or at law with respect to the Agreement, unless (i) the Securityholders shall have made written request upon the Delaware Trustee to institute such suit, action or proceeding in the name of the Trust and shall have offered to the Delaware Trustee and the Trust such reasonable indemnity as they may require against the costs, expenses and liabilities to be incurred thereby and (ii) the Delaware Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such suit, action or proceeding. It is expressly understood and covenanted by each Securityholder with every other Securityholder, the Trust and the Delaware Trustee, that no one or more Securityholder shall have any right in any manner whatever by availing itself or themselves of any provision of the Agreement to affect, disturb or prejudice the rights of any other Securityholder, or to obtain or seek to obtain priority over or preference to any other such Securityholder, or to enforce any right under the Agreement, except in the manner herein provided.

     Section 10.02 AMENDMENT.

     (a) At any time before the issuance of any Notes, this Trust Agreement may be amended by, and only by, a written instrument executed by Delaware Trustee and the Trust Beneficial Owner.

     (b) At any time after the issuance of any Notes, the Agreement may be amended from time to time by the Delaware Trustee and the Trust Beneficial Owner, by, and only by, a written instrument executed by the Delaware Trustee and the Trust Beneficial Owner, in any way that is not inconsistent with the intent of the Agreement, including, without limitation, (i) to cure any ambiguity, (ii) to correct, supplement or modify any provision in the Agreement that is inconsistent with another provision herein or, (iii) to modify, eliminate or add to any provisions of the Agreement to the extent necessary to ensure that the Trust will be classified for United States federal income tax purposes as disregarded or treated as a grantor trust (assuming such Trust were not disregarded) at all times or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act and no such amendment shall require the consent of any other Securityholder, except to the extent specified in SECTIONS 10.02(c) and 10.02(d).

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     (c) At any time after the issuance of any Notes and for so long as any
Trust Securities remain outstanding, except as provided in SECTION 10.02(d), any amendment to this Trust Agreement that would adversely affect, in any material respect, the terms of any Notes, other then any amendment of the type contemplated by clause (iii) of SECTION 10.02(b), shall require the prior consent of the Holders of a majority of the outstanding principal amount of the Notes.

     (d) At any time after the issuance of any Notes and for so long as any Notes remain outstanding, the Agreement may not be amended to (i) change the amount or timing of any payment of any Notes or (ii) impair the right of any Securityholder to institute suit for the enforcement of any right for principal and interest or other distribution without the consent of each affected Securityholder.

     (e) The Delaware Trustee shall not be required to enter into any amendment to the Agreement which affects its own rights, duties or immunities under the Agreement.

     (f) Prior to execution of any amendment to the Agreement, the Delaware Trustee shall be entitled to an opinion of counsel as to whether such amendment is permitted by the terms of the Agreement and whether all conditions precedent to such amendment have been met.

     (g) Promptly after the execution of any such amendment or consent, the Administrator shall furnish a copy of such amendment or consent (including those obtained or effected hereby) to the Indenture Trustee, the Trust Beneficial Owner, Hartford Life, the agents under the Distribution Agreement and the Rating Agencies;

     (h) Contemporaneously with, or promptly after, the execution of any amendment hereto requiring amendment to the Certificate of Trust, the Delaware Trustee shall cause the filing of such amendment to the Certificate of Trust with the Secretary of State of the State of Delaware.

     (i) Notwithstanding any other provision of the Agreement, (i) no amendment to the Agreement may be made if such amendment would cause the Trust not to be disregarded or treated as a grantor trust (assuming such Trust were not disregarded) for United States federal income tax purposes and (ii) no amendment to the Agreement may be made without the prior consent of Hartford Life.

     Section 10.03 NOTICE. All demands, notices, instructions and other communications shall be in writing (including telecopied or telegraphic communications) and shall be personally delivered, mailed or transmitted by telecopy or telegraph, respectively, addressed as set forth below:

         If to the Delaware Trustee:

         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, DE 19890-0001
         Attention: Corporate Trust Administration
         Facsimile: (302) 636-4140

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

         If to the Administrator or Trust Beneficial Owner:

         AMACAR Pacific Corp.
         6525 Morrison Blvd., Suite 318
         Charlotte, North Carolina 28211
         Attention: Douglas K. Johnson
         Facsimile: (704) 365-1632

         with a copy to:

         Tannenbaum Helpern Syracuse & Hirschtritt LLP
         900 3rd Avenue
         New York, NY 10022
         Attention: Stephen Rosenberg

         if to the Indenture Trustee, at

         JPMorgan Chase Bank
         4 New York Plaza
         15th Floor
         New York, New York  10004
         Attention: Institutional Trust Services
         Facsimile: (212) 623-6167

or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to the Trust Beneficial Owner shall be given by first class mail, postage prepaid, at the address of the Trust Beneficial Owner as shown in the Securities Register, and any notices mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Trust Beneficial Owner received such notice. Any notice required or permitted to be mailed to any Holder of a Note shall be given as specified in the Indenture.

     Section 10.04 NO RECOURSE. The Trust Beneficial Owner acknowledges that the Trust Beneficial Interest represents a beneficial interest in the Trust only and does not represent an obligation of Hartford Life, the Delaware Trustee, the Administrator, the Indenture Trustee or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Agreement or the Indenture.

     Section 10.05 NO PETITION. To the extent permitted by applicable law, each of the Delaware Trustee and the Trust Beneficial Owner hereby covenants and agrees that it will not institute against, or join with any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under the laws of any jurisdiction. This SECTION 10.05 shall survive termination of the Agreement.

     Section 10.06 GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of

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laws thereof and the obligations, rights and remedies of the parties under the
Agreement shall be determined in accordance with such laws.

     Section 10.07 SEVERABILITY. If any provision in the Agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of the Agreement and shall in no way affect the validity or enforceability of such other provisions of the Agreement.

     Section 10.08 TRUST SECURITIES NONASSESSABLE AND FULLY PAID. Securityholders shall not be personally liable for the obligations of the Trust. The fractional undivided beneficial interest in the assets held in the Trust represented by the Trust Beneficial Interest shall, to the fullest extent permitted by applicable law, be nonassessable for any losses or expenses related to the Trust or for any reason whatsoever. The Notes, upon execution thereof by the Delaware Trustee pursuant to the Indenture and upon receipt of payment therefore, are and shall be deemed fully paid.

     Section 10.09 THIRD-PARTY BENEFICIARIES. The Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. In addition, the Indenture Trustee and the Securityholders are express third-party beneficiaries of the Agreement and are entitled to the benefits of the Agreement. Except as otherwise provided in the Agreement, no other Person shall have any right or obligation hereunder.

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